SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2004

VECTOR GROUP LTD.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 579-8000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On June 4, 2004, our indirect wholly owned subsidiary, VT Roxboro LLC, entered into an asset purchase agreement to sell its Timberlake, North Carolina manufacturing facility along with all equipment to the Flue-Cured Tobacco Cooperative Stabilization Corporation for $25.8 million. Vector Tobacco Inc. ceased production in the Timberlake facility on December 31, 2003, when production of its cigarette brands was moved to Liggett Group Inc.’s state-of-the-art manufacturing facility in Mebane, North Carolina. Closing of the Timberlake sale, which is currently scheduled to take place on or before July 15, 2004, is subject to customary closing conditions, and there can be no assurance that the sale will occur.

     The foregoing discussion is qualified in its entirety by reference to the asset purchase agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

EXHIBIT NO.	DESCRIPTION
10.1	Asset Purchase Agreement, dated June 4, 2004, by and between VT Roxboro LLC and Flue-Cured Tobacco Cooperative Stabilization Corporation.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ Joselynn D. Van Siclen
Joselynn D. Van Siclen
Vice President and Chief Financial Officer

Date: June 7, 2004

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